EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, we, the signatories of the statement on Schedule 13D to which this joint filing agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: June 30, 2006
FRANCISCO PARTNERS II, L.P.
	By:	Francisco Partners GP II, L.P., General Partner
	By:	Francisco Partners GP II Management,LLC, General Partner

	By:	/s/ Keith B. Geeslin
Name: Keith B. Geeslin
Title: Managing Member

FRANCISCO PARTNERS PARALLEL FUND II, L.P.
	By:	Francisco Partners GP II, L.P., General Partner
	By:	Francisco Partners GP II Management,LLC, General Partner

	By:	/s/ Keith B. Geeslin
Name: Keith B. Geeslin
Title: Managing Member

FRANCISCO PARTNERS GP II, L.P.
	By:	Francisco Partners GP II Management, LLC,General Partner

	By:	/s/ Keith B. Geeslin
Name: Keith B. Geeslin
Title: Managing Member

FRANCISCO PARTNERS GP II MANAGEMENT, LLC

	By:	/s/ Keith B. Geeslin
Name: Keith B. Geeslin
Title: Managing Member

SEQUOIA CAPITAL GROWTH FUND III
	By:	SCGF III Management, LLC, General Partner

	By:	/s/ Jim Goetz
Name: Jim Goetz
Title: Managing Member

SEQUOIA CAPITAL GROWTH PARTNERS III
By:	SCGF III Management, LLC, General Partner

By:	/s/ Jim Goetz
Name: Jim Goetz
Title: Managing Member

SEQUOIA CAPITAL GROWTH III PRINCIPALS FUND
By:	SCGF III Management, LLC, General Partner

By:	/s/ Jim Goetz
Name: Jim Goetz
Title: Managing Member

SCGF III MANAGEMENT, LLC

By:	/s/ Jim Goetz
Name: Jim Goetz
Title: Managing Member